                              SETTLEMENT AGREEMENT

                                     BETWEEN

             NET VALUE HOLDINGS, INC. AND STRATEGICUS PARTNERS, INC.
                                 (together NVH),

                                 DOUGLAS SPINK,

                                 MERUS PARTNERS

                                       and

                                 ATER WYNNE LLP

                                (as Escrow Agent)

                             DATED: August 17, 2000

                                TABLE OF CONTENTS

Paragraph                                                              Page
---------                                                              ----
1.    AGREEMENTS WITH RESPECT TO THE COMMON STOCK OF NVH..................2
2.    OTHER AGREEMENTS OF THE PARTIES.....................................6
3.    THE CLOSING.........................................................8
4.    CONDITIONS TO CLOSING...............................................8
5.    REPRESENTATIONS AND WARRANTIES.....................................10
6.    MISCELLANEOUS......................................................11














EXHIBITS

Exhibit A - Form of Proxy
Exhibit B - Form of Investment Letter
Exhibit C - Promissory Note
Exhibit D - Escrow Agreement
Exhibit E - Pledge Agreement [Intentionally Deleted]
Exhibit F - NVH General Release
Exhibit G - Spink General Release
Exhibit H - Webmodal General Release
Exhibit I - Mutual Non-Disparagement Agreement
Exhibit J - Stipulations of Dismissal with respect to the Spink Oregon, Spink
            Delaware, NVH Delaware and Rosendahl cases.

                              SETTLEMENT AGREEMENT

         NetValue Holdings, Inc. and Strategicus Partners, Inc. (together "NVH"), Douglas B. Spink, ("Spink"), and Merus Partners, Inc.("Merus"), enter into this Settlement Agreement (the "Agreement') on August 17, 2000.

         NVH, Spink, and Merus are currently parties to five lawsuits, as follows:

         Douglas Spink v. Net Value Holdings, Inc.; Case No. CV00-045-BR in the U.S. District Court for the District of Oregon; ("Spink Oregon");

         Douglas Spink v. Net Value Holdings, Inc.; Civil Action No.18097-NC and 18106-NC, Court of Chancery for Newcastle County, Delaware ("Spink Delaware");

         Netvalue Holdings, Inc. v. Douglas B. Spink and Merus Partners, Inc.; Civil Action No. 00-454-SLR; U.S. District Court for the District of Delaware; ("NVH Delaware");

         Greg Biggs v. Douglas Spink, Strategicus Partners, Inc. and Net Value Holdings, Inc., Case No. 00-06-05688 Circuit Court for the State of Oregon for Multnomah County ("Biggs"); and

         Steve Rosendahl and Jim Steuer v. Douglas B. Spink; Net Value Holdings, Inc; Aspen Value, LLC; and Merus Partners, Inc., Case No. 0007-07595 Circuit Court for the State of Oregon for Multnomah County; ("Rosendahl").

         NVH, Spink, and Merus wish to resolve completely Spink Oregon, Spink Delaware, NVH Delaware, and to provide for the handling of Rosendahl and Biggs.

         NVH, Spink, and Merus also wish to resolve any and all open issues among them, and to enter into releases of all claims other than those reserved in this Agreement.

         The parties therefore agree:

1. Agreements with Respect to the Common Stock of NVH.

         1.1 Acknowledgment of Ownership. Subject to, and without waiver of the claims that have been asserted by it prior to the date hereof, and which by virtue of this Agreement are being released, NVH acknowledges that Spink is, as of the date of this Agreement, the record owner of 2,047,856 shares of NVH common stock (the "Original Shares").

         1.2 Proxy. Spink grants Andrew Panzo on behalf of the NVH Board of Directors his irrevocable proxy to vote any portion or all of the Original Shares at NVH's Annual Meeting of Shareholders to be held September 25, 2000, or later if postponed or adjourned, as recommended by the Board of Directors of NVH, on all issues described in NVH's definitive proxy materials as filed with the Securities and Exchange Commission (SEC), and as may be subsequently amended to reflect the terms of this Agreement, if at all. Spink acknowledges the proxy to be coupled with an interest. Spink grants with the proxy rights to assign that proxy to such officer as the Board deems suitable for exercise, and agrees to execute the form of proxy attached hereto as Exhibit "A".

         1.3 Return of Shares for Cancellation. Upon the "Closing," (as hereinafter defined) Spink will surrender and return to NVH for cancellation, in consideration of the releases and mutual covenants herein contained, out of the Original Shares, 1,212,856 shares of NVH Common Stock (the "Return Shares"). The parties acknowledge that the balance of the Original Shares of 835,000 shares (the "Balance Shares") shall be dealt with in accordance with Section 1.4 hereafter.

         1.4 Distribution of the Balance Shares. Spink shall produce the Balance Shares at the Closing together with executed Stock Powers, to be reissued and distributed at the Closing by NVH upon the direction of Spink in the following manner:

                                                                                       Certificate
                        Categories                    Reissued in name of             Denominations
                        ----------                    -------------------             -------------
              Resolution Shares                                                                               455,934
                   Target Growth shares       Target Growth Fund                                284,054
                   Rosendahl Shares                Steven Rosendahl                              70,000
                   Steuer Shares              James Steuer                                       70,000
              Rosendahl Contingency Shares    Douglas Spink, to be                               20,000
                                              retained by NVH pursuant to
                                              Section 1.5.2
                   Aspen Value shares         Aspen Value Holdings LLC                           11,880
              Liquidity Shares                Douglas B. Spink                                  100,000       100,000

              Lockup Shares                                                                                   269,066
                   Biggs Reserve Shares       Ater Wynne as Escrow Agent                         65,000
                                              for Douglas B. Spink
                   Last Shares                Same Legend as above                              204,066
              Uphoff Shares                   Barry Uphoff                                       10,000        10,000
              Balance Shares:                                                                   835,000       835,000
                                                                                              ---------     ---------
              Return Shares:                  Douglas B. Spink                                1,212,856     1,212,856
                                                                                                            ---------
              Total Original Shares:                                                                        2,047,856
                                                                                                            =========

         1.5 Instructions to Transfer Agent and Delivery of the Resolution Shares. Spink has advised NVH that the Resolution Shares to be transferred have either been transferred by Spink, or Spink has agreed to transfer such shares, all in private transactions pursuant to the so-called 4(1.5) exemption under the Securities Act of 1933, as amended (the "Securities Act"). NVH agrees to provide instructions to its transfer agent to facilitate transfer of these shares at the Closing upon receipt of evidence satisfactory to NVH's counsel, on or before Closing, that the transfers were, or are to be, accomplished as private transactions exempt from the registration requirements of the Securities Act. To evidence the foregoing, each of Aspen Value Holdings and Target Growth Fund shall provide NVH and its transfer agent with executed investment letters on or before the Closing, the form of which is attached hereto as Exhibit "B".

                  1.5.1. Dispositive Provisions Relating to the Rosendahl and Steuer Shares. In recognition of the claims asserted under the Rosendahl case, NVH shall promptly following Closing deposit the Rosendahl and Steuer shares with the appropriate court of competent jurisdiction, or otherwise tender such shares in the procedure deemed most appropriate by NVH's counsel in consultation with Spink's counsel, in discharge in full of NVH's obligations under the Rosendahl case.

                  1.5.2. The Rosendahl Contingency Shares. NVH may retain the Rosendahl contingency shares at Closing. Once the Rosendahl case has been dismissed with prejudice and after all periods of appeal have expired (unless such dismissal is voluntary, precluding the possibility of any appeal), in which it is apparent that no additional claims can be made against NVH by Rosendahl or Steuer, or in any way related to the Rosendahl case, NVH will, to the extent no indemnification claims are outstanding under Section 2.7.2. hereunder, turn over and deliver to Spink the Rosendahl contingency shares. To the extent that claims are asserted by NVH under Section 2.7.2, NVH may upon ten (10) days written notice to Spink, assert these claims and satisfy such claims (not as the exclusive means of redress) as against the Rosendahl contingency shares.

         1.6 Instructions to Transfer Agent and Delivery of the Liquidity Shares. NVH agrees to provide instructions to its transfer agent to facilitate transfer of the Liquidity Shares to Spink upon the Closing. The Liquidity Shares shall continue to bear a standard restrictive legend under Rule 144 of the Securities Act, however, NVH acknowledges that Spink's beneficial ownership of these shares commenced as of July 31, 1999. NVH also acknowledges that Spink shall be permitted to sell or transfer the Liquidity Shares, absent any of the restrictions upon resale applicable to the Lockup Shares, subject only to compliance with applicable federal and state securities laws, including but not limited to Rule 144 of the Securities Act.

         1.7 Instructions to Transfer Agent and Delivery of the Lockup Shares. The Lockup Shares are to serve as collateral to secure Spink's obligation to
NVH: (i) to repay the promissory note in the principal amount of $310,000 attached hereto as Exhibit "C" (the "Note"), as more particularly described at
Section 2.1 hereafter; (ii) to indemnify NVH against matters arising in the Biggs litigation, as more particularly described at Section 2.7 hereafter; and
(iii) to insure compliance with the resale provisions of Sections 1.8.3 and
1.8.4 hereafter. At the Closing, the Lockup Shares shall be delivered by NVH to Ater Wynne LLP as Escrow Agent ("Escrow Agent"). The Escrow Agent agrees to hold the Lockup Shares in escrow in accordance with the terms of this Agreement and the Escrow Agreement attached hereto and made a part hereof as Exhibit "D".

         1.8 Dispositive Provisions relating to the Lockup Shares.

                  1.8.1 The Biggs Reserve Shares. The Biggs Reserve Shares, together with stock transfer powers enabling transfer to NVH or sale, executed in blank by Spink, or the cash sum of $250,000, either of which can be substituted in the discretion of Spink (the "Biggs Reserve"), shall be delivered to the Escrow Agent at Closing and held in escrow by the Escrow Agent to secure the obligation of Spink and Merus to indemnify NVH as set forth in Section 2.7 hereof. The Biggs Reserve shall be held by the Escrow Agent and utilized to satisfy any demands made for indemnification by NVH. Once the "release conditions" identified below are satisfied, the Escrow Agent shall make a final accounting of the Biggs Reserve held in escrow. If at that time there are pending any unresolved indemnification claims, the Escrow Agent shall withhold so much of the Biggs Reserve as may be required to satisfy the claim. If there are no unresolved indemnification claims, the remainder of the Biggs Reserve shall be: (i) returned to Spink if the Note has been satisfied in full and if all restrictions upon resale of the Last Shares have expired; or (ii) delivered to the Escrow Agent to continue to be held in escrow in addition to the Last Shares in accordance with Section 1.8.2 et seq. if the Note has NOT been satisfied in full or if all restrictions upon resale of the Last Shares shall NOT have expired. For the purposes hereof, the "release conditions" are satisfied once the Escrow Agent delivers to NVH an order dismissing the Biggs case as to NVH and Strategicus Partners, Inc. with prejudice, or otherwise a final order is entered in that case in NVH's and Strategicus' favor and provided the time for any permitted appeal has run and no appeal has been filed.

                           (i) Demand against Reserve. The Biggs Reserve may be
                               drawn upon by NVH to reimburse expenses of defense or amounts paid in judgment, incurred by and paid by NVH, that Spink has promised to cover under Section 2.7 below relating to indemnification, under these procedures. NVH shall present to Escrow Agent NVH's Demand, in the form of NVH's invoice together with the affidavit of NVH's CEO or Secretary that 1) the invoiced amounts represent either unreimbursed expenses, costs of defense, or judgment, paid by NVH in the Biggs case; 2) Written demand (a copy of which shall be attached) has been made upon Spink for payment of the invoice at least thirty days prior to the date of presentation to escrow, and the demand has not been satisfied; 3) The invoiced amounts are properly due under the indemnity commitments of this Agreement. The operation and administration of the escrow, together with the manner in which claims submitted to the Escrow Agent are to be handled, are set forth within the Escrow Agent attached hereto as Exhibit "D".

                  1.8.2 The Last Shares. The Last Shares (defined hereafter to include the Biggs Reserve) shall be held in escrow by the Escrow Agent until the later of: (i) Spink's satisfaction and payment in full to NVH of the Note attached hereto at Exhibit "C"; and (ii) the expiration of the restrictions upon resale identified at Sections 1.8.3 and 1.8.4 hereafter.

                  1.8.3 Restrictions upon Resale. Neither Spink nor the Escrow Agent shall sell, transfer or permit the sale or transfer of the Last Shares until the later of: (i) Spink's payment in full to NVH of the Note attached hereto at Exhibit "C"; and (ii) subject to Section 1.8.4 hereafter, the expiration of the "Lockup Period" which shall be defined as the one year anniversary of this Agreement. The Lockup Period shall, however, expire earlier as to that number of the Last Shares that is determined by multiplying the number of Last Shares then being held in escrow by the percentage of shares sold by Andrew Panzo prior to the one year anniversary of this Agreement as compared to the 900,000 shares owned by Andrew Panzo as of May 11, 2000 (assuming for this purpose that he exercised all of his outstanding options). For example, if Mr. Panzo exercises options for and sells 450,000 shares prior to the one year anniversary, thereafter the Escrow Agent would be permitted to allow Mr. Spink to sell 50% of the Last Shares from escrow, provided, however, until the Note is paid in full, the provisions of Section 1.8.4. would apply to the sale of such shares.

                  1.8.4 Resale of the Last Shares prior to Satisfaction in full of the Note. Upon expiration of the Lockup Period, however, prior to the satisfaction of the Note in full, the Escrow Agent shall only be permitted to enable Spink to withdraw from escrow that applicable portion of the Last Shares as is permitted by virtue of Section 1.8.3 hereunder, provided: (i) the Last Shares to be withdrawn from escrow are being publicly sold into the market to an "independent third party" (defined as a purchaser not related in any manner by blood, family relations or any business affiliations or transactions with Spink or Merus) or are privately sold to an "independent third party" at prevailing market prices, AND, the Escrow Agent takes whatever steps are necessary so as to insure that fifty percent (50%) of the gross proceeds derived from such sales or transfers are immediately paid over to NVH towards the repayment in full of the Note. Once the Note has been repaid in full, the Lockup Period has expired and the conditions to the release of the Biggs Reserve Shares have been satisfied, the Last Shares (including the shares formerly identified as the Biggs Reserve Shares) shall be released by the Escrow Agent to Spink and the escrow may be terminated.

2. Other Agreements of the Parties. For and in consideration of the mutual covenants and agreements contained in this Agreement, the parties do hereby agree as follows:

         2.1 Advance to Spink. Upon the Closing, NVH will advance the sum of $250,000 to Spink. The $250,000, plus another sum of $60,000 (in recognition of other NVH prior advances on behalf of Mr. Spink) shall be due and payable by Spink to NVH, as evidenced by a Note in the principal amount of $310,000 which Spink shall deliver to NVH at the Closing. The Note shall be in the form attached hereto as Exhibit "C".

         2.2 Collateral for Repayment. As collateral for the repayment of the Note, upon the Closing, Spink agrees to deliver the Lockup Shares to the Escrow Agent to be held by the Escrow Agent pursuant to the terms hereof and in accordance with the Escrow Agreement attached hereto as Exhibit "D."

         2.3 Release of Spink, et al. Upon the Closing, NVH agrees to provide a release to Spink and Merus in accordance with the terms of the General Release attached hereto as Exhibit "F".

         2.4 Release of NVH et. al. Upon the Closing, Spink and others agree to provide a release to NVH and others in accordance with the terms of the General Release attached hereto as Exhibit "G".

         2.5 Payment of Accrued Salary. Upon the Closing, NVH will pay to Spink three months of salary due under his employment agreement as it was in effect as of October 1999, subject to standard and customary withholding for federal and state payroll based taxes.

         2.6 Delivery of Shares. The Resolution Shares, Lockup Shares and Liquidity Shares shall be delivered by NVH in the manner described in Section 1of this Agreement. The Return Shares shall be delivered to by Spink NVH for cancellation, each to be delivered with fully executed stock powers enabling transfer.

         2.7 Indemnification.

                  2.7.1. Biggs Matter. Spink will indemnify, defend, and hold NVH harmless from any and all expenses, including counsel fees, incurred by it in connection with the Biggs case, as well as any judgment entered against NVH in the Biggs case. NVH may retain its own counsel to defend this matter.

                  2.7.2. Rosendahl Matter. NVH has in full discharge of its responsibilities under the Rosendahl case, agreed to deposit the Rosendahl shares and the Steuer shares with the appropriate court, or otherwise tender them as deemed appropriate by their counsel in consultation with Spink's counsel. To the extent that following the date of the Closing NVH is caused to incur additional expenses including counsel fees, issue additional shares, or pay a judgment in the Rosendahl case, Spink agrees to indemnify, defend and hold NVH harmless from and against all such expenses, judgments or the issuance of such shares. NVH may, however, avoid the assertion of any such claim for indemnity by cancelling the Rosendahl contingency shares after ten days written notice to Spink equal in "value" to the claim for indemnity. For this purpose, "value" of the shares shall be determined as the average closing trading price of the NVH common stock for the five (5) trading days prior to the date notice was sent by NVH to Spink of a claim under this section.

         2.8 SEC Filings. Promptly following the Closing of this Agreement, NVH shall cause to be filed a Form 8K with the SEC, containing in general form and substance the following text:

         In earlier filings with the Commission, including those dated May 11, 2000 (10k); June 29, 2000 (S1/A); August 4, 2000 (DEF 14A) and August
         11, 2000 (10Q), we noted ongoing lawsuits with Mr. Douglas B. Spink. All matters between us and Mr. Spink have now been settled, on terms that are mutually agreeable and that resolve all open issues between the parties, and under which any allegations of wrongdoing have been withdrawn. We have accordingly settled all claims in such cases on this basis: 1) Mr. Spink has agreed to allow us to re-acquire for cancellation 1,212,876 shares of his stock which leaves him with 835,000 shares of our stock in place of 2,047,876 shares originally issued to him; 2) Mr. Spink's salary will be paid for the last three months of 1999; 3) Mr. Spink has agreed to lock up a portion of his shares for a one-year period; 4) We have agreed to lend Mr. Spink $250,000, repayable either three years from issue date or out of half the proceeds from the sale of any shares of our stock from the locked-up shares; 5) Mr. Spink has agreed to add to the note for the funds advanced the sum of $60,000 to cover certain advances previously made; and 6) Mr. Spink has agreed to hold us harmless and defend us in a lawsuit filed by a Mr. Biggs.

         2.9 Release of Webmodal, Inc. On or before the Closing, Spink and Merus will execute a General Release in the form attached hereto at Exhibit "H" releasing Webmodal, Inc. from and against any and all obligations under a promissory note to Spink and/or Merus Partners dated August 2, 1999 in the principal amount of $245,588.23.

         2.10 Non-Disparagement. Each of the parties agree to the terms of the Mutual Non-Disparagement Agreement attached hereto at Exhibit "I".

         2.11 The Uphoff Shares. At the Closing, Spink shall sell 10,000 shares for no consideration to Barry Uphoff in a private transaction.

3. The Closing. A closing (the "Closing") shall occur as soon as possible following the satisfaction of the conditions to Closing identified at Section 4 hereafter; however, in no event later than August 25, 2000. The Closing shall be held in the offices of the Escrow Agent, or by means of facsimile or other means deemed acceptable by the parties.

4. Conditions to Closing.

         (a) All obligations of NVH under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, any one or all of which may be waived by NVH:

                  (i) The Board of Directors of NVH shall have approved the execution of this Agreement and the related Exhibits, and the consummation of the transactions described therein.

                  (ii) The representations and warranties of Spink and Merus contained in this Agreement or in any certificate or document delivered in connection with this Agreement shall be true in all respects as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (iii) Spink and Merus shall have performed and complied in all material respects with all covenants and agreements required by this Agreement.

                  (iv) Spink and Merus shall have executed and delivered all of the Exhibits referred to in this Agreement.

                  (v) The Escrow Agent shall have executed the Escrow Agreement.

                  (vi) Each of Target Growth, Aspen Value and Barry Uphoff shall have executed and delivered investment letters in similar form and substance to that of Exhibit "I".

                  (vii) Fully executed stipulations of dismissal in the form attached hereto as Exhibit "J" have been delivered to NVH with respect to the Spink Oregon, Spink Delaware, and NVH Delaware cases.

                  (viii) Spink shall have delivered the Lockup Shares to the Escrow Agent to be held in accordance with the Escrow Agreement, together with fully executed stock powers enabling transfer.

                  (ix) Spink shall have delivered the Return Shares to NVH for cancellation.

                  (x) Spink shall have delivered the Balance Shares, together with executed irrevocable stock powers enabling transfer together with executed irrevocable stock powers enabling such cancellation.

                  (xi) Spink and Merus shall have executed a General Release in favor of NVH and a General Release in favor of Webmodal, Inc.

                  (xii) Spink and Merus shall have executed the Note.

         (b) All obligations of Spink and Merus under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, any one or all of which may be waived by Spink or Merus:

                  (i) The representations and warranties of NVH contained in this Agreement or in any certificate or document delivered in connection with this Agreement shall be true in all respects as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (ii) NVH shall have performed and complied in all material respects with all covenants and agreements required by this Agreement.

                  (iii) NVH shall have executed and delivered all of the Exhibits referred to in this Agreement.

                  (iv) Fully executed stipulations of dismissal in the form attached hereto as Exhibit "J" have been delivered to NVH with respect to the Spink Oregon, Spink Delaware, and NVH Delaware cases.

                  (v) The Escrow Agent shall have executed the Escrow Agreement.

                  (vi) NVH shall have transferred the Resolution Shares in the manner required hereunder.

                  (vii) NVH shall have transferred the Liquidity Shares in the manner required hereunder.

                  (viii) NVH shall have executed a General Release in favor of Spink.

                  (ix) NVH shall have made the advance and paid the accrued salary required hereunder.

                  (x) Spink shall have delivered the Uphoff Shares to Barry Uphoff.

5. Representations and Warranties.

         5.1 Each of the corporate parties represent and warrant that they are duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have full power and authority to execute and deliver this Agreement and to assume and perform all obligations thereunder. Neither the execution nor the delivery of this Agreement by any such party, or any of the transactions contemplated herein, (i) will result in a violation of the certificates of incorporation or the by-laws of such corporations; (ii) conflict with, or constitute a breach or default under any applicable judgment, order, writ, injunction or decree of any court of any applicable law or any applicable rule or regulation of any administrative agency or governmental or regulatory authority or (iii) violates, conflicts with, or constitutes a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which any such corporation is a party or may be bound.

6. Miscellaneous.

         6.1 Actions Prior to Closing. Each party agrees to cooperate with each other in good faith to the fullest extent reasonable to promptly satisfy all conditions to the consummation of this Agreement.

         6.2 Stay of Outstanding Litigation. Immediately upon execution of this Agreement, Spink, Merus and NVH, though their trial counsel, shall advise the Courts in the NVH Delaware, Spink Delaware and Spink Oregon matters that the parties have executed this Agreement and that all proceedings pending in these matters shall be stayed pending Closing, provided further that, in the event Closing does not occur, NVH shall have an additional ten (10) days after the date this Agreement terminates to file responses to the amended complaint in the Spink Oregon matter and in response to the motions to dismiss or transfer filed by Spink and Merus in the NVH Delaware matter. Spink, Merus and NVH shall instruct their counsel to execute whatever stipulations or motions may be required by the Courts to give effect to the provisions of this Section 6.2.

         6.3 Arbitration. If any controversy, disagreement or issue shall arise between the parties hereto in the performance, interpretation and application of any part of this Agreement, the parties hereto agree to submit such controversy, disagreement or issue to arbitration in accordance with the Commercial Arbitration Rules, then obtaining, of the American Arbitration Association. The arbitrators shall be obligated to apply the laws of the State of Delaware and the arbitrators shall not be empowered to award punitive damages. Venue for any such arbitration shall be in Chicago, Illinois. The arbitrators' decision on all matters within their authority shall be final and binding, and judgment to enforce the award may be entered in any court having jurisdiction. The arbitrators shall be empowered to award specific performance remedies without proof of irreparable harm, to award interim injunctive relief, and also to award costs and fees to any party that substantially prevails. Either party may serve upon the other notice stating that such party desires to have such controversy settled by arbitration and setting forth the name and address of the person whom such party has designated to act as an arbitrator. Within fifteen (15) days after receipt of such notice, the other party shall designate a person to act as arbitrator and shall notify the party requesting arbitration of such designation and the name and address of the person so designated. If the party upon whom such written request for arbitration is served, shall fail to designate its arbitrator within fifteen (15) days after receipt of such notice, then the arbitrator designated by the party requesting arbitration shall apply to the American Arbitration Association, Chicago Chapter, or its successor to designate and appoint such second arbitrator. The two (2) arbitrators designated as aforesaid shall meet within ten (10) days after the second arbitrator is appointed and if within thirty (30) days after the second arbitrator is appointed they shall not resolve the question or items in dispute, they shall promptly select a third arbitrator. If the two arbitrators have not selected a third arbitrator within such thirty (30) day period, then either arbitrator, on five (5) days notice in writing to the other, or both arbitrators, shall apply to the American Arbitration Association, Chicago Chapter, or its successor to designate and appoint a third arbitrator.

         6.4 Public Announcements. Subject to the provisions of Section 2.8 herein, Spink and NVH shall consult with each other before issuing any press release or otherwise making any public statements with respect to the subject matter of the Settlement Agreement or other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without the consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange.

         6.5 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Agreement is consummated.

         6.6 Reserved Rights. The parties acknowledge that Mr. Spink's rights as a shareholder of NVH as to any matters first arising under applicable law after the Closing generally are not released.

         6.7 Notice. "Notice" means notice given as described here. Notice will be given to Spink or Merus at:

                  Mr. Douglas B. Spink
                  Merus Partners Inc.
                  15455 NW Greenbrier Parkway, Suite 210
                  Beaverton OR 97006

                  With a copy to:

                  Mark A. Turner
                  William C. Campbell
                  Ater Wynne LLP
                  222 S.W. Columbia, Suite 1800
                  Portland, Oregon 97201

                  and to NVH at its principal offices, attn: Stephen Cohen, General Counsel.

Each party can change its own Notice address and designated Notice recipient, by Notice. Notice shall be effective when actually received by the designated person, in any form that leaves a hard copy record of the notice in that person's possession. If sent certified or registered mail, postage prepaid, return receipt requested, notice is considered effective on the date the return receipt shows the notice was accepted, refused, or returned undeliverable.

         6.8 Severability. Each clause of this Agreement is severable. If any clause is ruled void or unenforceable, the balance of the agreement shall nonetheless remain in effect.

         6.9 Non-waiver. A waiver of one or more breaches of any clause of this agreement shall not act to waive any other breach, whether of the same or different clauses.

         6.10 Assignment. Neither this Agreement nor any agreement made part of this Agreement by exhibit may be assigned without the express written consent of each party, which consent will not be unreasonably withheld.

         6.11 Governing law, Jurisdiction. This agreement is governed by the laws of the State of Delaware.

         6.12 Integration. This agreement is the complete agreement between the parties as of the date hereof, and supersedes all prior agreements, written or oral. It may be modified only in writing signed by the original parties hereto, or by their successors or superiors in office.

         6.13. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and may be delivered by facsimile transmission, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

         6.14. Exhibits. The parties acknowledge that the Exhibits will be provided and agreed upon between the date hereof and the Closing.


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
Merus Partners, Inc.                        Net Value Holdings, Inc.


By:                                         By:
   -----------------------------------         --------------------------------
   Douglas B. Spink, CEO                       Andrew Panzo, CEO



Douglas B. Spink                            Strategicus Partners, Inc.



                                            By:
   -----------------------------------         --------------------------------
                                               Andrew Panzo, CEO


Ater Wynne LLP, as Escrow Agent

By:
   -----------------------------------
   Mark A. Turner, Partner



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